Exhibit 10.21

RETENTION AGREEMENT

THIS RETENTION AGREEMENT (this “Agreement”) is entered into on this 12th day of August, 2005, by and between Aphton Corporation (the “Company”) and Patrick T. Mooney (the “Executive”).

WHEREAS, the Company is contemplating a sale of or a significant portion of its assets, products, lines of business or outstanding equity; and

WHEREAS, the Company wants to ensure that the Executive continues to be available to the Company during this period of transition; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

Section 1. Offer of Retention Bonus.

The Company offers the Executive a Retention Bonus of $640,000.00 (the “Retention Bonus”). The Retention Bonus will be earned and paid as set forth below in Sections 2 and 3 of this Agreement.

Section 2. Retention Date and Reimbursement of Bonus Paid.

Subject to the terms and provisions of this Agreement, if the Executive remains continuously employed with the Company from the date of this Agreement through each of the dates stated in Section 3 below (collectively, the “Retention Dates”), the Executive shall earn as of each of the Retention Dates the corresponding percentage of the Retention Bonus. If the Executive does not remain continuously employed with the Company from the date of this Agreement through June 30, 2006, however, the Executive must pay to the Company, within ten (10) business days of the last date of the Executive’s employment, an amount equal to whatever portion of the Retention Bonus the Company has paid to the Executive pursuant to this Agreement minus any Withholdings (as defined below); provided, however, that if the effect of any such repayment results in the Executive having a tax credit with respect to any federal, state and/or local taxes previously paid, then Executive shall also have the obligation to pay the Company the amount of any such credit.

Any amount the Executive owes to the Company pursuant to this Agreement may be deducted, in the Company’s sole discretion, from any amounts the Company owes the Executive under the Employment Agreement, effective as of January 29, 2004, by and between Aphton Corporation and Patrick T. Mooney (“Employment Agreement”), or otherwise. Any amount the Executive owes the Company pursuant to this Agreement that is not deducted from any amounts owed by the Company to the Executive must be separately paid by the Executive pursuant to the terms of this Agreement.

EXECUTIVE	COMPANY

1 of 6

Section 3. Payment of Retention Bonus.

If the Executive remains employed with the Company on each of the respective Retention Dates as follows, he will earn the corresponding percentage of the Retention Bonus as of the respective date:

A.	First Retention Date: August 15, 2005: 50% of the Retention Bonus.

B.	Second Retention Date: December 31, 2005: 25% of the Retention Bonus.

C.	Final Retention Date: June 30, 2006: 25% of the Retention Bonus.

The Company will pay any earned percentage of the Retention Bonus to the Executive on the respective Retention Date as of which such percentage is earned. The Executive acknowledges that the Company shall withhold from payment(s) of the Retention Bonus federal income taxes, Social Security and Medicare taxes as applicable, and any additional federal, state and local taxes and other withholdings, as required by law (“Withholdings”).

Section 4. Effect of Termination of Employment.

A. If the Executive is terminated from employment due to Death (as provided for by the Employment Agreement), the Executive will not earn and will not be paid any remaining percentage of the Retention Bonus that the Executive has not yet earned; provided, however, that neither the Executive nor Executive’s estate will be obligated to repay any amounts previously earned and/or paid.

B. If the Executive is terminated from employment due to Disability (as provided for by Paragraph 7(a) of the Employment Agreement); is Terminated For Cause (as provided for by Paragraph 7(c) of the Employment Agreement); or resigns from employment other than for Good Reason (as provided for by Paragraph 7(d) of the Employment Agreement), the Executive will not earn and will not be paid any remaining percentage of the Retention Bonus that the Executive has not yet earned or been paid. Moreover, the Executive must pay to the Company any amount the Executive owes to the Company pursuant to Section 2 of this Agreement.

C. If the Executive is Terminated Without Cause (as provided for by Paragraph 7(b) of the Employment Agreement); or if the Executive terminates employment for Good Reason (as provided for by Paragraph 7(d) of the Employment Agreement); the Company shall pay to the Executive on the Executive’s last date of employment with the Company an amount equal to that percentage of the Retention Bonus which remains unearned and/or unpaid, in its entirety. Moreover, the Executive shall not be required to pay to the Company any amount the Executive might otherwise owe to the Company pursuant to Section 2 of this Agreement.

D. Immediately upon a Change in Control, the Executive shall earn, and within ten (10) business days of the Change in Control the Company shall pay to the Executive an amount equal to that percentage of the Retention Bonus which remains unearned and/or unpaid, in its entirety. Moreover, the Executive shall not be required to pay to the Company any amount the Executive might otherwise owe to the Company pursuant to Section 2 of this Agreement.

EXECUTIVE	COMPANY

2 of 6

E. For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following:

(1) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities;

(2) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A), (C), or (D) of Paragraph 7(d)(iii) of the Employment Agreement) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(3) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(4) the stockholders of the Company approve a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or a significant portion of the Company’s assets other than pursuant to a spin-off type transaction, directly or indirectly, of such assets to the stockholders of the Company.

Section 5. Miscellaneous

A. Arbitration.

(1) All disputes arising out of or relating to this Agreement that cannot be settled by the parties shall be settled by arbitration in Philadelphia, Pennsylvania, pursuant to the rules and regulations then obtaining of the American Arbitration Association. The decision of the arbitrators shall be final and binding upon the parties, and judgment upon such decision may be entered in any court of competent jurisdiction.

EXECUTIVE	COMPANY

3 of 6

(2) Discovery shall be allowed pursuant to the intendment of the United States Federal Rules of Civil Procedure and as the arbitrators determine appropriate under the circumstances.

(3) The arbitration tribunal shall be formed of three arbitrators, one to be appointed by each party and the third to be appointed by the first two arbitrators. Such arbitrators shall be required to apply the contractual provisions hereof in deciding any matter submitted to them.

(4) The costs and expenses of such arbitration shall be borne by the Company. The Company shall pay or reimburse the Executive for all reasonable attorneys’ fees and costs incurred by the Executive in prosecuting or defending any claim under this Agreement and any such arbitration proceeding, unless the arbitrator(s) shall determine in their award that the Executive has not prevailed with respect to at least one material claim or issue in such dispute in which case the Executive shall repay any amounts paid or advanced to the Executive in connection with such dispute.

B. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws.

C. Entire Agreement/Amendments. This Agreement and the Employment Agreement contain the entire understanding of the parties with respect to the employment of the Executive by the Company and supersede any other agreements (oral or written) between the Company and the Executive with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter of this Agreement other than those expressly set forth in this Agreement and the Employment Agreement. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

D. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any such waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

E. Assignment. This Agreement shall not be assignable by the Executive. This Agreement shall be assignable by the Company only to an entity which is owned, directly or indirectly, in whole or in part by the Company or by any successor to the Company or an acquirer of all or substantially all of the assets of the Company or all or substantially all of the assets of a group of subsidiaries and divisions of the Company, provided such entity or acquirer promptly assumes all of the obligations hereunder of the Company in a writing delivered to the

EXECUTIVE	COMPANY

4 of 6

Executive and otherwise complies with the provisions hereof with regard to such assumption. Upon such assignment and assumption, all references to the Company herein shall be to the assignee entity or acquirer, as the case may be.

F. Successors; Binding Agreement; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and assigns of the parties hereto. In the event of the Executive’s death while receiving amounts payable pursuant to this Agreement, any remaining amounts shall be paid to the Executive’s estate.

G. Severability. If any provision contained in this Agreement shall be found invalid by any court of competent jurisdiction, such finding(s) shall not affect the validity of the other provisions contained herein and the invalid provisions shall be deemed to have been severed herefrom.

H. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

I. Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of the Executive’s employment to the extent necessary to the agreed preservation of such rights and obligations.

J. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

[SIGNATURE PAGE FOLLOWS]

EXECUTIVE	COMPANY

5 of 6

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

APHTON CORPORATION		EXECUTIVE

By:	/s/ Robert S. Basso	/s/ Patrick T. Mooney
Name:	Robert S. Basso	Patrick T. Mooney, M.D
Title:	Chairman of the Compensation Committee